EXHIBIT 99.1

Contact:	Rick Van Warner 407.628.3104
rick@parquetgroup.com
FOR IMMEDIATE RELEASE
Real Mex Announces 2nd Quarter Results
CYPRESS, CA, August 15, 2011 — Real Mex Restaurants, Inc. (the Company) today announced results for the second quarter of 2011. Comparable store sales were virtually flat at (0.2%) compared to the same quarter of 2010, representing an improvement of 140 basis points from the first quarter of 2011. Operating income, excluding certain non-cash charges related to goodwill and intangible assets, was $3.0 million, compared to $6.8 million in the second quarter of 2010. Net loss, excluding the non-cash charges, was $4.1 million compared to $0.8 million in the prior year quarter.
“As previously announced, we are actively working with all parties within our capital structure to restructure our corporate capital requirements,” said Real Mex Chairman & CEO David Goronkin. “We continue to generate meaningful cash flow from our restaurants and remain current with our obligations. While this is a challenging process, it should ultimately lead to a strong foundation for the future.”
In late July, the Company reached an agreement with the lenders of its principal debt agreements to amend and waive defaults under certain financial covenants for the quarter ended June 26, 2011. Subsequent to reaching that agreement, the Company made a $9.2 million cash interest payment to the holders of its Senior Secured Notes. In addition, the Company is working with its financial advisors and sponsors to develop a comprehensive plan to restructure its balance sheet.
About Real Mex
Headquartered in Cypress, California, Real Mex Restaurants is the largest full-service, casual dining Mexican restaurant chain operator in the United States with 177 company owned and operated restaurants as well as 22 franchised restaurants. Our brands include El Torito Restaurants, Acapulco Mexican Restaurants, Chevys Fresh Mex® Restaurants, Sinigual Restaurants, Las Brisas Restaurant in Laguna Beach, and several regional restaurant concepts. In addition, our Real Mex Foods division is a custom manufacturer of foodservice products specializing in soups, sauces, salsas, starches and proteins in a modern USDA-certified facility as well as a provider of broadline foodservice distribution to restaurants.

FORWARD-LOOKING STATEMENTS
This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” or “could” or words or phrases of similar meaning. These forward looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described in our filings with the Securities and Exchange Commission. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by our Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our Company or our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this press release. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward looking statements to reflect events or circumstances occurring after the date of this press release.
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